                                                                   Exhibit 10.15


                            STOCK PURCHASE AGREEMENT


        THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 8th day of February, 2000, by and between Flashcom, Inc., a Delaware corporation (the "Company"), certain stockholders of the Company set forth on Schedule A hereto (the "Lenders") and Andra Sachs ("Seller"), who hereby agree as follows:

                                    RECITALS

        A. On September 3, 1999, Seller and the Lenders entered into a Loan and Pledge Agreement (the "Loan Agreement") whereby the Lenders loaned to Seller $1 million as evidenced by nonrecourse promissory notes payable to the Lenders (the "Notes"), which Notes were secured by a pledge of 500,000 shares of Common Stock of the Company pursuant to the Loan Agreement.

        B. In connection with the Loan Agreement, Seller entered into Purchase Option Agreements with the Lenders whereby Seller granted an option to the Lenders to purchase shares of Common Stock of the Company (the "Purchase Options") owned by Seller. In addition, in connection with the Loan Agreement, Seller entered into certain Put Option Agreements with the Lenders whereby Seller was granted the right to require the Lenders to purchase shares of Common Stock of the Company (the "Put Options") owned by Seller.

        C. Pursuant to an amendment to the Loan Agreement dated concurrently herewith (the "Amendment to Loan Agreement"), the Lenders and Seller have agreed to amend the Loan Agreement and any ancillary agreements to provide that: (i) the Lenders will agree to purchase and Seller will agree to sell shares of Common Stock of the Company having an aggregate purchase price of $1 million for a purchase price equal to 85% of the per share purchase price received by the Company at the closing of a sale of the Company's Series B Preferred Stock in a presently contemplated equity financing, and (ii) the Company shall agree to redeem a number of shares of Common Stock from Seller for an aggregate purchase of $9 million at a per share purchase price equal to 85% of the per share purchase price received by the Company at the closing of a sale of the Company's Series B Preferred Stock in a presently contemplated equity financing.

1.      PURCHASE AND SALE OF STOCK.

        1.1 PURCHASE BY LENDERS. Subject to the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to purchase at the Closing (as defined herein) and Seller agrees to sell and transfer to each Lender at the Closing shares of the Company's Common Stock having an aggregate purchase price of $1.0 million at a per share purchase price equal to eighty-five percent (85%) of the per share purchase price received by the Company in a sale of shares of the Company's Series B Preferred Stock pursuant to the Private Placement Memorandum of the Company dated December 7, 1999 (the "Per Share Purchase Price") in the proportionate amounts set forth opposite each Lender's name on Schedule A hereto.

        1.2 PURCHASE BY THE COMPANY. Subject to the terms and conditions of this Agreement, the Company agrees to purchase at the Closing and Seller agrees to sell and transfer to the Company at the Closing shares of the Company's Common Stock having an aggregate purchase price of $9.0 million at the Per Share Purchase Price.

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2.      CLOSING.

               (a) The purchase and sale of the Common Stock shall take place at the offices of Stradling Yocca Carlson & Rauth, counsel to the Company, in Newport Beach, California, at 5:00 p.m. on February 11, 2000, or at such other time and place as the Company and Seller shall mutually agree, either orally or in writing (which time and place are designated as the "Closing").

               (b) At the Closing, Seller shall deliver to each Lender and to the Company certificates representing the shares of Common Stock that Seller is selling, against payment of the purchase price therefor by check, wire transfer, cancellation of indebtedness, or such other form of payment as shall be mutually agreed upon by such Lender, the Company and Seller.

3.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        The Company hereby represents and warrants to Seller that:

        3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement, the Amendment to Loan Agreement, to purchase and to purchase and redeem the Common Stock to be purchased pursuant to Section 1.2 hereof, and to carry out the provisions of this Agreement and the Amendment to Loan Agreement.

        3.2 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, and the Amendment to Loan Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing has been taken or will be taken prior to the Closing, and this Agreement and the Amendment to Loan Agreement, when executed and delivered, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

        3.3 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default (i) of any provision of its Amended and Restated Certificate of Incorporation, as amended, or Bylaws (ii) of any provision of any mortgage, indenture, agreement, instrument, or contract to which it is a party or by which it is bound, except where such violation or default would not have a material adverse effect on the Company, or (iii) to the best of its knowledge, of any federal or state, statute, rule, regulation or restriction. The execution, delivery, and performance by the Company of this Agreement, Amendment to Loan Agreement, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge, or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties.



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        3.4 GOVERNMENTAL CONSENTS. No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement and the Amendment to Loan Agreement.

4.      REPRESENTATIONS AND WARRANTIES OF THE LENDERS.

        Each Lender hereby, severally and not jointly, represents and warrants to Seller that:

        4.1 AUTHORIZATION. Such Lender has full power and authority to enter into this Agreement, the Amendment to Loan Agreement and any other agreement to which such Lender is a party, the execution and delivery of which is contemplated hereby, and that each such agreement, when executed and delivered, will constitute a valid and legally binding obligation of such Lender, enforceable against such Lender in accordance with its terms.

        4.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with each Lender in reliance upon such Lender's representation to Seller, which by such Lender's execution of this Agreement such Lender hereby confirms, that the Common Stock to be purchased by such Lender (the "Securities") will be acquired for investment for such Lender's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Lender further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Common Stock.

        4.3 RELIANCE UPON LENDERS' REPRESENTATIONS. Each Lender understands that the Common Stock is not registered under the Securities Act of 1933, as amended (the "Securities Act"), on the ground that the sale provided for in this Agreement and the sale of the Securities hereunder is exempt from registration under the Securities Act, and that Seller's reliance on such exemption is predicated on the Lender's representations set forth herein.

        4.4 RECEIPT OF INFORMATION. Each Lender represents that such Lender has received all the information such Lender considers necessary or appropriate for deciding whether to purchase the Common Stock. Each Lender further represents that such Lender has had an opportunity to ask questions and receive answers from the Company and Seller regarding the terms and conditions of the offering of the Common Stock and the business, properties, prospects, and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Lender or to which such Lender had access.

        4.5 INVESTMENT EXPERIENCE. Each Lender represents that such Lender is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development and acknowledges that such Lender is able to fend for himself, herself or itself, can bear the economic risk of such Lender's investment, and has such knowledge and experience in financial and business matters that such Lender is capable of evaluating the merits and risks of the investment in the Common Stock. If other than an individual, Lender also represents such Lender has not been organized for the purpose of acquiring the Common Stock.



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        4.6 ACCREDITED INVESTOR. Each Lender severally and not jointly further represents to Seller that such Lender is an Accredited Investor as defined in Rule 501(a) promulgated under the Securities Act.

        4.7 RESTRICTED SECURITIES. Each Lender understands that the Common Stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Common Stock or an available exemption from registration under the Securities Act, the Common Stock must be held indefinitely. In particular, such Investor is aware that the Common Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available.

        4.8 LEGENDS. To the extent applicable, each certificate or other document evidencing any of the Common Stock shall be endorsed with the legends substantially in the form set forth below:

               (a) The following legend under the Securities Act:

                      "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED
               UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

               (b) Any legend imposed or required by the Company's Bylaws, any other applicable agreements, or applicable state securities laws.

5.      REPRESENTATIONS AND WARRANTIES OF SELLER.

        Seller hereby represents and warrants to the Company and the Lenders that:

        5.1 AUTHORIZATION. Seller has full power and authority to enter into this Agreement, the Amendment to Loan Agreement and any other agreement to which Seller is a party, the execution and delivery of which is contemplated hereby, to sell and transfer the shares of Common Stock hereunder, and that each such agreement, when executed and delivered, will constitute a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms.

        5.2 TITLE. Seller has, and on the Closing Date will have, good and marketable title to the shares of Common Stock proposed to be sold by Seller hereunder on the Closing Date and full right, power and authority to enter into this Agreement and the Amendment to Loan Agreement and to sell, assign, transfer and deliver such shares of Common Stock hereunder, free and clear of all voting trusts arrangements, liens, encumbrances, equities, security interests, restrictions and claims whatsoever other than pursuant to that certain Investors' Rights Agreement dated as of June 8, 1999 between, among others, the Lenders, Seller and the Company, and that certain Stock Restriction, Right of First Refusal and Co-Sale Agreement dated as of June 8, 1999 between, among others, the

Lenders, Seller and the Company (the "Restrictions"). The Company and the Lender have obtained waivers of the Restrictions. Upon delivery of and payment for such shares of Common Stock hereunder of the Restrictions, the Lenders and the Company, as the case may be, will acquire good and marketable title thereto, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts or other defects of title whatsoever.

        5.3 COMPLIANCE WITH OTHER INSTRUMENTS. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach or violation by Seller of any of the terms or provisions of, or constitute a default by Seller under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which Seller is a party or by which Seller or any of her properties are bound, or any statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to Seller or any of her properties.

6.      CONDITIONS OF THE LENDERS' AND THE COMPANY'S OBLIGATIONS AT CLOSING.

        The obligations of each Lender and the Company under subparagraph 1.1 and 1.2, respectively, of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against the Company or any Lender who does not consent in writing thereto:

        6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in Section 5 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

        6.2 PERFORMANCE. Seller shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by her on or before the Closing.

        6.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with and prior to the lawful sale and transfer of the Common Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

        6.4 SERIES B PREFERRED STOCK CLOSING. The closing of the sale and issuance of shares of Series B Preferred Stock pursuant to the financing contemplated by the Private Placement Memorandum shall have been consummated.

7.      CONDITIONS OF SELLER'S OBLIGATIONS AT CLOSING.

        The obligations of Seller to each Lender and the Company under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions.

        7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Lender and the Company contained in Section 3 and 4, respectively, shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.



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        7.2 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with and prior to the lawful sale and transfer of the Common Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

        7.3 PURCHASE OF SHARES. The Seller shall have received payment for all of the shares of Common Stock being sold pursuant to this Agreement.

8.      MISCELLANEOUS.

        8.1 ENTIRE AGREEMENT. This Agreement and the Amendment to Loan Agreement constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

        8.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        8.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

        8.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        8.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        8.6 NOTICES. Unless otherwise provided, all notices and other communications required or permitted under this Agreement shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or by a courier addressed to the party to be notified at the address or facsimile number indicated for such person on the signature page hereof, or at such other address or facsimile number as such party may designate by ten (10) days' advance written notice to the other parties hereto. All such notices and other written communications shall be effective on the date of mailing, confirmed facsimile transfer or delivery.

        8.7 FINDER'S FEES. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction.

        8.8 EXPENSES. Irrespective of whether the Closing is effected, the Company, each Lender and Seller shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of this Agreement.

        8.9 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Amendment to Loan Agreement, the prevailing party shall be

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entitled to reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

        8.10 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the Lenders and the Seller.

        8.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        8.12 INFORMATION CONFIDENTIAL. Each party acknowledges that the information received by it pursuant hereto is confidential and for such party's use only, and it will refrain from using such information or reproducing, disclosing, or disseminating such information to any other person (other than its employees, affiliates, agents, or partners having a need to know the contents of such information and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or it is required by a governmental body to disclose such information.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      FLASHCOM, INC.


   Dated:  February ___, 2000         By:    /s/ Richard Rasmus
                                         ---------------------------------------
                                             Richard Rasmus, President and Chief
                                             Operating Officer


                                      MAYFIELD IX


   Dated:  February ___, 2000         By:    /s/ Todd Brooks
                                         ---------------------------------------
                                             Todd Brooks


                                      MAYFIELD ASSOCIATES FUND IV


   Dated:  February ___, 2000         By:    /s/ Todd Brooks
                                         ---------------------------------------
                                             Todd Brooks


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                                            COMMUNICATIONS VENTURES III, L.P.


        Dated:  February ___, 2000          By:    /s/ David Helfrinch
                                               ---------------------------------
                                                   David Helfrich


                                            COMMUNICATIONS VENTURES III CEO &
                                            ENTREPRENEURS' FUND


        Dated:  February ___, 2000          By:    /s/ David Helfrinch
                                               ---------------------------------
                                                   David Helfrich


        Dated:  February ___, 2000                 /s/ Andra Sachs
                                               ---------------------------------
                                                   Andra Sachs


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                                   SCHEDULE A

                                     LENDERS

                                                        AGGREGATE
                                                    PURCHASE PRICE FOR
NAME                                              SHARES TO BE PURCHASED
----                                              ----------------------
COMMUNICATIONS VENTURES III, LP                     $  451,965.00

COMMUNICATIONS VENTURES III CEO &                   $   22,598.00
ENTREPRENEURS' FUND

MAYFIELD IX                                         $  495,674.85

MAYFIELD ASSOCIATES FUND IV                         $   26,088.15

FLASHCOM, INC.                                      $9,000,000.00
